UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2016, iHeartCommunications, Inc. (“iHeartCommunications”), a subsidiary of iHeartMedia Capital I, LLC, announced the results and expiration, on December 9, 2016, of the six separate consent solicitations (the “Consent Solicitations”) with respect to iHeartCommunications’ senior notes due 2021 (the “Senior Notes”) and its five series of priority guarantee notes that were launched on November 28, 2016 and amended on December 2, 2016.

Holders of Senior Notes representing approximately 81.5% of the outstanding principal amount of the Senior Notes (excluding any Senior Notes held by iHeartCommunications or its affiliates), consented to the proposed amendment (the “Proposed Amendment”) to Section 9.07 of the indenture governing the Senior Notes (the “Senior Notes Indenture”). In conjunction with receiving the requisite consents in respect of the Senior Notes Indenture, on December 9, 2016, iHeartCommunications and Delaware Trust Company, as trustee, executed a sixth supplemental indenture (the “Supplemental Indenture”) to the Senior Notes Indenture to effect the Proposed Amendment.

The Proposed Amendment allows iHeartCommunications to exclude, in any offer to consent, waive or amend any of the terms or provisions of the Senior Notes Indenture or the Senior Notes in connection with an exchange offer, any holders of Notes who are not institutional “accredited investors,” who are not non-“U.S. persons”, or those in foreign jurisdictions whose inclusion would require iHeartCommunications to comply with the registration requirements or other similar requirements under any securities laws of such foreign jurisdiction or would be unlawful.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Supplemental Indenture is qualified in its entirety by reference to the completed text of the Supplemental Indenture.

Item 8.01. Other Events.

On December 12, 2016, iHeartCommunications issued a press release announcing the receipt of the requisite consents with respect to its Senior Notes as well as the fees payable to consenting holders. iHeartCommunications also announced the expiration, on December 9, 2016, of its consent solicitations with respect to its five priority guarantee notes. As of the expiration time, iHeartCommunications had not received consents from holders representing a majority of the aggregate principal amount of each of its five series of priority guarantee notes outstanding. As a result, the Proposed Amendment will not be effected with respect to iHeartCommunications’ priority guarantee notes and no fixed fee or contingent fee will be paid to holders of such notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

4.1	Sixth Supplemental Indenture, dated as of December 9, 2016, between iHeartCommunications, Inc. and Delaware Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on December 12, 2016).

99.1	Press Release, dated December 12, 2016, announcing results of consent solicitations (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on December 12, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: December 12, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Sixth Supplemental Indenture, dated as of December 9, 2016, between iHeartCommunications, Inc. and Delaware Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on December 12, 2016).

99.1	Press Release, dated December 12, 2016, announcing results of consent solicitations (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on December 12, 2016).